Exhibit 99.1

SCIELE PHARMA SIGNS AGREEMENT WITH ADDRENEX PHARMACEUTICALS

TO DEVELOP AND MARKET ADX415 FOR THE TREATMENT OF HYPERTENSION

ATLANTA (July 1, 2008) – Sciele Pharma, Inc. (NASDAQ:SCRX) today announced that it has signed an exclusive agreement with Addrenex Pharmaceuticals, Inc. to develop and market ADX415, a novel patented, centrally-acting alpha adrenergic receptor agonist, specific to Alpha-2 receptors, for the treatment of hypertension and other potential indications.  Under the terms of the agreement, Sciele will have the worldwide marketing rights for ADX415, will pay the product development costs, and will also make regulatory milestone payments and royalty payments to Addrenex on product sales.  Sciele and Addrenex expect to begin the Phase II clinical studies in the second half of 2008.

Ed Schutter, President and Chief Operating Officer of Sciele Pharma, said, “This agreement further expands our relationship with Addrenex and provides the Company with a product in Phase II clinical development, expanding our pipeline beyond 2010.  This is the first new chemical entity (NCE) that will be developed by Sciele.  We are optimistic about the potential of ADX415 for the treatment of hypertension.  According to a recent report from the American Health Association, hypertension has developed resistance to existing drugs and has become increasingly difficult to treat.  By analyzing studies of patients with high blood pressure, an AHA panel concluded that 20% to 30% could not manage their condition with three or more medicines, even when used exactly as specified.”

Moise Khayrallah, Ph.D., Chief Executive Officer of Addrenex, said,”This second partnership agreement with Sciele is particularly rewarding because it provides tangible proof that our compounds are valuable and that they fill a critical gap in the treatment of debilitating conditions.  Although ADX415 is an NCE, we will benefit from valuable data already accumulated from several pre-clinical and clinical studies completed by Procter and Gamble and will therefore be able to move swiftly into clinical trials.”

About Sciele Pharma, Inc.

Sciele Pharma, Inc. is a pharmaceutical company specializing in sales, marketing and development of branded prescription products focused on the therapeutic areas of Cardiovascular, Diabetes, Women’s Health and Pediatrics.  The Company’s Cardiovascular and Diabetes products treat patients with high cholesterol, hypertension, high triglycerides, unstable angina and Type 2 diabetes; its Women’s Health products are designed to improve the health and well-being of women and mothers and their babies; and its Pediatrics products treat allergies, asthma, coughs and colds, and attention deficit and hyperactivity disorder (ADHD).  Founded in 1992 and headquartered in Atlanta, Georgia, Sciele employs more than 900 people.  The Company’s success is based on placing the needs of patients first, improving health and quality of life, and implementing its business platform — an Entrepreneurial Spirit, Innovation, Execution Excellence, Simplicity, and Teamwork.

About Addrenex Pharmaceuticals, Inc.

Addrenex Pharmaceuticals is a focused, specialty pharmaceutical company that develops and commercializes drugs to treat adrenergic dysregulation.  Addrenex Pharmaceuticals is based in Durham, North Carolina, on the edge of Research Triangle Park.  The company was formed in 2006 by a practicing physician and a drug development expert with the mission to explore the impact that neurotransmitter regulation has on a variety of diseases and disorders.  Addrenex identified adrenergic regulation as its initial research focus.  Adrenergic dysregulation is implicated in medical conditions such as hypertension, ADHD and migraine.  Addrenex is using the knowledge and experience gained from developing CLONICEL(R) as the foundation for additional discovery and development in the area of adrenergic regulation.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to materially differ from those described.  Although we believe that the expectations expressed in these statements are reasonable, we cannot promise that our expectations will turn out to be correct.  Our actual results could be materially different from and worse than our expectations.  With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995.  These risks include, without limitation:

We may not attain expected revenues and earnings.  If we are unsuccessful in obtaining third party payor contracts for our products, we may experience reductions in sales levels and may fail to reach anticipated sales levels.  If demand for our products exceeds our initial expectations or the ability of our suppliers to provide demand-meeting quantities of product and samples, our ability to sell these products could be adversely impacted.  The potential growth rate for our promoted products may be limited by slower growth for the class of drugs to which our promoted products belong and unfavorable clinical studies about such class of drugs.  We may encounter problems in the manufacture or supply of our products, for which we depend entirely on third parties.

Strong competition exists in the sales of our promoted products, which could adversely affect the expected growth of our products’ sales or increase our selling costs.  We may not be able to protect our competitive position for our promoted products from infringers.  Sales of our Robinul product have been adversely affected by the introduction of knock-off and generic product.

We may incur unexpected costs in integrating new products into our operations.  If we have difficulties acquiring new products or rights to market new products from third parties, our financial results could be adversely impacted.  We may be unable to develop or market line extensions for our products including Sular, Triglide, Fortamet, and our Prenate Line or, even if developed, obtain patent protection for our line extensions.  Further, introductions by us of line extensions of our existing products may require us to make unexpected changes in our estimates for future product returns and reserves for obsolete inventory.  If these risks occur, our operating results would be adversely affected.  Our licensor/supplier can terminate our rights to commercialize Nitrolingual and the 60 dose size of this product has not yet met our expectation.

We depend on a small senior management group, the departure of any member of which would likely adversely affect our business.  An adverse interpretation or ruling by one of the taxing jurisdictions in which we operate could adversely impact our operating results.  A small number of customers account for a large portion of our sales and the loss of one of them, or changes in their purchasing patterns, could result in substantially reduced sales and adversely impact our financial results.  If third-party payors do not adequately reimburse patients for our products, doctors may not prescribe them.  Further, our business is subject to increasing government price controls and other healthcare cost-containment measures.  Side effects or marketing or manufacturing problems with our products could result in product liability claims which could be costly to defend and could result in the withdrawal or recall of products from the market.

We rely on operational data obtained from IMS, an industry accepted data source.  IMS data may not accurately reflect actual prescriptions (for instance, we believe IMS data does not capture all product prescriptions from some non-retail channels).  An adverse judgment in the securities class action litigation in which we and certain current and former directors and executive officers are defendants could have a material adverse effect on our results of operations and liquidity.

If we fail to obtain, or encounter difficulties in obtaining, regulatory approval for new products or new uses of existing products, or if our development agreements are terminated, we will have expended significant resources for no return.  Our business and products are highly regulated.  The regulatory status of some of our products makes these products subject to increased competition and other risks, and we run the risk that we, or third parties on whom we rely, could violate the governing regulations; if generic competitors that compete with any of our products are introduced, our revenues may be adversely affected.

Some unforeseen difficulties may occur.

The above are some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included above.  These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our other filings with the Securities and Exchange Commission.

Contact:

Sciele Pharma, Inc.

Joseph T. Schepers, 678-341-1401

ir@sciele.com